Exhibit 10.1

Confidential

Exchange Agreement

[●], 2025

Accuray Incorporated

3.75% Convertible Senior Notes due 2026

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with Accuray Incorporated, a Delaware corporation (the “Company”), certain 3.75% Convertible Senior Notes due 2026, CUSIP No. 004397 AK1 (the “Notes”) for the Exchange Consideration (as defined below) pursuant to this exchange agreement (this “Agreement” or the “Exchange Agreement”).  The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the Indenture, dated as of May 13, 2021 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

1.    Exchange. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange for itself and on behalf of the Exchanging Investors, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for:

(a)    an amount of cash as set forth on Exhibit A hereto (the “Cash Payment”); and

(b)    a number of shares of the Company’s common stock, $0.001 par value per share as set forth on Exhibit A hereto (the “Shares”, and together with the Cash Payment, the “Exchange Consideration”)).

The parties hereto hereby agree that any accrued and unpaid interest on the Exchanged Notes shall be included in the Cash Payment and no separate payment will be made in respect of any accrued and unpaid interest on the Exchanged Notes.

The Investor agrees that neither it nor any Exchanging Investor will deliver a Notice of Conversion with respect to any Exchanged Notes and the Investor and each Exchanging Investor shall hold the Exchanged Notes until the Closing (as defined below). In consideration for the performance of their obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Exchange Consideration on the Closing Date (as defined below) to each Exchanging Investor in exchange for its Exchanged Notes. For the avoidance of doubt, no additional interest shall be payable on the Exchange Notes for any delay in the delivery of the Exchange Consideration beyond the Closing Date regardless of the reason therefor.

The Exchange shall occur in accordance with the procedures set forth in Exhibit B.2 hereto (the “Exchange Procedures”); provided that each of the Company and the Investor acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of the transfer agent, The Depositary Trust Company (“DTC”) or The Nasdaq Stock Market LLC (“Nasdaq”) or other events beyond the Company’s control and that such a delay will not be a default under this Agreement so long as (i) the Company is using its reasonable efforts to effect such delivery, or (ii) such delay arises due to a failure by Investor to deliver settlement instructions in accordance with Section 3(q); provided, further, that no delivery of the Exchange Consideration will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures.

The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on June 11, 2025 (the “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree. On the Closing Date, subject to satisfaction of the conditions precedent specified herein, the Company shall deliver the Shares to the DTC account and the Cash Payment by wire transfer to the account, in each case specified by the Investor for each relevant Exchanging Investor in Exhibit B.1.  All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.  Subject to the terms and conditions of this Agreement, upon the Closing, the Investor hereby, for itself and on behalf of its Accounts, (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company and J. Wood Capital Advisors LLC (the “Exchange Agent”) from any and all claims, actions, causes or rights, whether known or unknown, contingent or matured, that the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

2.    Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing Date, the Company represents and warrants to, and covenants with, the Exchanging Investors that:

(a)    The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its subsidiaries, taken as a whole. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

(b)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (B) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(c)    This Agreement and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the certificate of incorporation or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor and each Exchanging Investor herein, any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults as would not materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be made or obtained after the Closing without penalty or such that would not reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(d)    When issued, delivered and paid for in the manner set forth in this Agreement, the Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Liens (as defined in Section 3(c) below), option, equity or other adverse claim thereto, including claims or rights under any voting trust agreements, shareholder agreements or other agreements to which the Company is a party, and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights under the General Corporation Law of the State of Delaware or any agreements to which the Company is a party (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties hereunder, the Shares (A) will be issued in the Exchange in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (B) when issued will be free of any restrictive legend and will not be subject to restrictions on transfer under Rule 144 promulgated under the Securities Act.

(e)    At the Closing, if required, the Company shall have submitted a Listing of Additional Shares applicable for the Shares.

(f)     Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any Exchanging Investor in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.

(g)    The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee or transfer agent to be reasonably necessary to complete the Exchange.

(h)    The Company hereby agrees to publicly disclose on or before 8:30 a.m., New York City time, on the first business day after the date hereof, the exchange of the Exchanged Notes as contemplated by this Agreement in a press release or Current Report on Form 8-K.  The Company hereby acknowledges and agrees that any such press release or Current Report on Form 8-K will disclose all confidential information communicated by the Company to the Investor or any Exchanging Investor in connection with the Exchange to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise.

3.    Representations and Warranties and Covenants of the Investor. As of the date hereof and as of the Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company that:

(a)    The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)    The Investor has all requisite power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to this Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.

(c)    As of the date hereof and as of the Closing, each of the Exchanging Investors is the sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit A attached to this Agreement.  When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”). None of the Exchanging Investors has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and other than the authority granted by the Exchanging Investors to the Investor, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.

(d)    The execution, delivery and performance of this Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the organizational documents of any Investor or any  Exchanging Investor, (ii) any agreement or instrument to which any Investor or any Exchanging Investor is a party or by which such Investor or Exchanging Investor or their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor or any Exchanging Investor. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Investor or any Exchanging Investor in connection with the execution, delivery and performance by the Investor or any Exchanging Investor of this Agreement and the consummation by the Exchanging Investors of the Exchange.

(e)    The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and the Company shall have no responsibility therefor.

(f)     The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Company and the terms of the Exchange and the Shares and no statement or printed material which is contrary to such information has been made or given to the Investor or any Exchanging Investor by or on behalf of the Company, and the Company does not take, and the Exchange Agent does not take, any responsibility for, and neither the Company nor the Exchange Agent can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(g)    The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of the Investor’s and each Exchanging Investor’s own professional advisors, to the extent that the Investor and such Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the receipt of the Cash Payment and the consequences of the Exchange and this Agreement and the Investor and each Exchanging Investor has made its own independent decision that the Exchange and the investment in the Shares are each suitable and appropriate for the Investor and such Exchanging Investor.  The Investor and each Exchanging Investor has considered the suitability of the Shares as an investment in light of the Investor and such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.

(h)    The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, the Exchange Agent or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Shares or the Cash Payment in the Exchange. It is understood that information provided by the Company, the Exchange Agent or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, the Exchange Agent or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.

(i)     The Investor confirms that the Company has not (i) given the Investor or any Exchanging Investor any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. The Investor confirms that it and each Exchanging Investor is not relying and has not relied, upon any statement, advice (whether accounting, tax, financial legal or other), representation or warranty by the Company or any of its affiliates or representatives, including, without limitation, the Exchange Agent, its affiliates and its or their directors, officers, employees, representatives and controlling persons, except for the representations and warranties made by the Company in this Agreement, and that the Investor has made its own independent decision that the investment in the Shares and the receipt of the Cash Payment is suitable and appropriate for the Investor and the Exchanging Investors.

(j)     The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Shares. The Investor and each Exchanging Investor has had access to the Securities and Exchange Commission filings (the “SEC Filings”) of the Company and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange.  The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(k)    Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, an “Institutional Account” as defined in FINRA Rule 4512(c) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information regarding the Investor or any Exchanging Investor reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(l)     The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of the Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To the Investor’s knowledge, no Exchanging Investor acquired any of the Notes, directly or indirectly, from an Affiliate of the Company.

(m)                 Each Exchanging Investor is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exemption depends in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor or on behalf of the Exchanging Investors in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth herein.

(n)    The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company.  The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(o)    The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Exchange Agent has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange.  The Investor acknowledges that neither it nor any Exchanging Investor has become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.

(p)    The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(q)    No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to this Agreement for each of the Exchanging Investors and the tax information and forms specified in Section 20.

(r)     The Investor acknowledges that it and each Exchanging Investor understands that the Company intends to pay the Exchange Agent a fee in respect of the Exchange.

(s)     The Investor acknowledges and agrees that it and each Exchanging Investor has not disclosed, and will not disclose, to any third party any information regarding the Exchange, and has not transacted, and will not transact in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Exchange Agent with respect to the transactions contemplated by this Agreement until after the confidential information (as described in the confirmatory wall-crossing email received by the Investor from the Exchange Agent) is made public.

(t)     The Investor and each Exchanging Investor acknowledges and agrees that the Exchange Agent has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Exchange Agent, its affiliates and its or their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC Filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Exchanged Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained herein or otherwise supplied to the Investor or any Exchanging Investor or in connection with the Exchange.

(u)    The Investor and each Exchanging Investor acknowledges and understands that as of the date of this Agreement and at the time of the Closing, the Company may be in possession of material non-public information not known to the Investor or any Exchanging Investor, including certain projected financial results of the Company for the quarter and year ended June 30, 2025,  that may affect the value of the Notes, including the Exchanged Notes, and the Shares (“Information”) that the Company has not disclosed to the Investor or any Exchanging Investor. The Investor and each Exchanging Investor acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Exchanging Investor understands, based on its experience, the disadvantage to which the Investor and each Exchanging Investor is subject due to the disparity of information between the Company, on the one hand, and the Investor and each Exchanging Investor, on the other hand. Notwithstanding this, the Investor and each Exchanging Investor has deemed it appropriate to participate in the Exchange. The Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor or their respective beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company to disclose the Information. The Investor and each Exchanging Investor also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of such Investor’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Investor, in this transaction, and that the Company would not enter into this transaction but for this inducement.

(v)    The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(w)    The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

(x)    The Investor and each Exchanging Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 3.

(y)    The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B.1 attached to this Agreement.

(z)    The Investor and each Exchanging Investor understands that the Company, the Exchange Agent and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors are no longer accurate, the Investor shall promptly notify the Company and the Exchange Agent prior to the Closing. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 3(z), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

4.    Conditions to Obligations of the Investor and the Company. The obligations of the Investor and the Exchanging Investors and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 2 hereof (with respect to the Investor and Exchanging Investors) and of the Investor contained in Section 3 hereof (with respect to the Company) shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

5.    Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.

6.    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.

7.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

9.    Submission to Jurisdiction.  Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.  Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.    Venue.  Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.    Service of Process.  Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.

12.    Notices.  All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to this Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	Accuray Incorporated 1240 Deming Way Madison, Wisconsin, 53717 Attention: Chief Legal Officer

with a copy to (which shall not constitute notice):	Davis Polk & Wardwell 900 Middlefield Avenue, Suite 200 Redwood City, California 94063 Attention: Alan F. Denenberg Email: alan.denenberg@davispolk.com

13.    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company, the Investor and the Exchanging Investors and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, the Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.    Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.

15.    Reliance by the Exchange Agent.  The Exchange Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Exchange Agent.  The Exchange Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 15.

16.    Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

17.    Survival.  The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

18.    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred on or before the ninth (9th) business day following the Closing Date without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or any of the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect.

19.    Withholding. Notwithstanding anything to the contrary in this Agreement, each of the Company, its agents, the Exchange Agent and any other party making a payment under this Agreement shall be entitled to deduct and withhold from any amounts payable or deliverable to any person pursuant to this Agreement such amounts as are required (as determined in good faith by the applicable withholding agent) to be deducted or withheld under any provision of applicable law. To the extent any amounts are so deducted and withheld (including, for the avoidance of doubt, due to the failure or inability of an Investor (or Account(s) of such Investor, if applicable) to comply with the obligations set forth in Section 20) and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to which such amounts would otherwise have been paid. The Investor further acknowledges that any Exchanging Investor may be subject to U.S. federal withholding or backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

20.    Required Tax Forms and Certifications.   Without limiting the generality of Section 19:

if an Exchanging Investor is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Investor shall (on behalf of itself or the relevant Account, as applicable) deliver to the Company prior to Closing, from such Exchanging Investor to the extent legally entitled to do so, an accurately completed and duly executed IRS Form W-9 certifying that such Exchanging Investor is exempt from backup withholding; or

(a)    if an Exchanging Investor is not a “United States person” (as defined in Section 7701(a) of the Code), the Investor (on behalf of itself or the relevant Account, as applicable):

(i)    in the case of such an Exchanging Investor that is the beneficial owner of the Exchanged Notes, (A) shall deliver to the Company prior to Closing a completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from Sections 1471 to 1474 of the Code, and, if applicable, properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States, and (B)  hereby certifies that the Exchanging Investor fulfills the requirements of the “portfolio interest exemption” as set forth in Exhibit C (except to the extent the Investor notifies the Company in writing in accordance with Section 12 that an Exchanging Investor is not legally entitled to provide such certification); or

in the case of such an Exchanging Investor that is not the beneficial owner of the Exchanged Notes, (A) shall deliver to the Company prior to Closing a completed and duly executed IRS Form W-8IMY accompanied by one of the following forms from each partner/member of such Exchanging Investor: (x) an IRS Form W-9 certifying that such partner/member is exempt from backup withholding, or (y) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption of such partner/member from Sections 1471 to 1474 of the Code, and, if applicable, properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United

States and (B) hereby certifies that the Exchanging Investor and each partner/member of the Exchanging Investor fulfill the requirements of the “portfolio interest exemption” as set forth in Exhibit C (except to the extent the Investor notifies the Company in writing in accordance with Section 12 that an Exchanging Investor is not legally entitled to provide such certification).

Without limiting the generality of the foregoing, each Exchanging Investor hereby represents that it is able to receive any Exchange Consideration hereunder (including any amounts or entitlements attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide the U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Exchanging Investor and any partner/member thereof fulfills the requirements of the “portfolio interest exemption” as indicated in Exhibit C), and agrees to hold the Company and its agents harmless for the breach of such representation.

Any forms, certificates and other documents required to be delivered to the Company pursuant to this Section 20 shall be delivered to the Company on or prior to Closing in accordance with Section 12.

21.    Section and Other Headings. The section and other headings contained in Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

ACCURAY INCORPORATED

By:
Name:
Title:

1

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[_____________],
in its capacity as described in the first paragraph hereof

By:
Name:
Title:

2

EXHIBIT A

Exchanging Investor Information

Exchanging Investor Name	Exchanged Notes	Exchange Consideration
		Cash Payment	Shares

A-1

EXHIBIT B.1

Exchanging Investor:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Exchanged Notes:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
Account # at Bank/Broker:

[Account for Shares (if different from Exchanged Notes):

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
Account # at Bank/Broker:	]

Wire instructions for Cash Payment:

Bank Name:
Bank Address:
ABA Routing Number:
Account Name:
Account Number:
Contact Person:
FFC Account Name
FFC Account # at Bank/Broker:

B-1-1

EXHIBIT B.2

Exchange Procedures

NOTICE TO INVESTOR

These are the Exchange Procedures for the settlement of the exchange of 3.75% Convertible Senior Notes due 2026, CUSIP No. 004397 AK1 (the “Exchanged Notes”) of Accuray Incorporated, a Delaware corporation (the “Company”), for the Shares to be issued and Cash Payment to be paid as Exchange Consideration (as defined in and pursuant to the Exchange Agreement between you and the Company), which is expected to occur on or about June 11, 2025.  To ensure timely settlement for the Exchange Consideration, please follow the instructions as set forth below.

These instructions supersede any prior instructions you received.  Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.

If you have any questions, please contact [***] of J. Wood Capital Advisors LLC at [***] or [***].

To deliver Exchanged Notes:

You must direct the eligible DTC participant through which you hold a beneficial interest in the Notes on June 11, 2025, no later than 9:00 a.m., New York City time, to post a withdrawal request through DTC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares. It is important that this instruction be submitted and the one-sided DWAC withdrawal (not a deliver vs. payment or free delivery) is posted by 9:00 a.m., New York City time, on June 11, 2025.

To receive Exchange Consideration:

•	To receive the Shares:

You must direct the eligible DTC participant on June 11, 2025 no later than 9:00 a.m., New York City time, to post a deposit request through DTC via DWAC for the aggregate number of Shares to be received as set forth on Exhibit A of the Agreement.

Computershare Trust Company, N.A. is the Transfer Agent and Registrar for the Shares.

•	To receive the Cash Payment and accrued interest:

You must provide valid wire instructions to the Company.

Closing:  On June 11, 2025, subject to the satisfaction of the conditions to Closing as set forth in the Exchange Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.

Exhibit C

Portfolio Interest Tax Certifications

Under U.S. federal income tax law, an Exchanging Investor that exchanges Exchanged Notes for the Exchange Consideration and is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any such Exchanging Investor hereby claims an exemption under the so-called “portfolio interest exemption” and represents and certifies as to the statements in Clause A below (along with providing the applicable IRS Form W-8). However, if the Exchanging Investor is an intermediary, a foreign partnership or other flow-through entity, then the adjustments in Clauses B and C will also be made to the statements in Clause A below.

A.	The following representation will be provided as applied to the Exchanging Investor and/or, as applicable, the partners/members of the Exchanging Investor:

I.	It is the sole record and beneficial owner of the Exchanged Notes in respect of which it is providing this certification.

II.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

B.	The following representation will be provided as applied to the Exchanging Investor:

•	record ownership under Clause A.I, and

•	the status in Clause A.II.

C.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause A.I,

•	the status in Clause A.II,

•	the status in Clause A.III, and

•	the status in Clause A.IV.